Exhibit 99.1
Joint Filer Information

Name:
  St. Paul Fire and Marine Insurance Company

Address:
  385 Washington Street
  St. Paul, MN 55102

Designated Filer:
  The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
  Planet Technologies, Inc. (PLNT)

Date of Event Requiring Statement:
  8/1/05

Signature:
  By:  /s/ Steven L.P. Schwen
  Its:  Authorized Representative



Name:
  Split Rock Partners, LLC

Address:
  10400 Viking Drive, Suite 550
  Eden Prairie, MN 55344

Designated Filer:
  The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
  Planet Technologies, Inc. (PLNT)

Date of Event Requiring Statement:
  8/1/05

Signature:
  By:  /s/ Steven L.P. Schwen
  Its:  Chief Financial Officer